Exhibit 99.1

FIRST AMERICAN FINANCIAL REPORTS SECOND QUARTER 2011 RESULTS

—Reports Earnings of 30 Cents per Diluted Share—

SANTA ANA, Calif., July 28, 2011 – First American Financial Corporation (NYSE: FAF), a leading global provider of title insurance and settlement services for real estate transactions, today announced financial results for the second quarter ended June 30, 2011.

Current Quarter Highlights

•	Title Insurance and Services segment pretax margin of 6.6 percent

•	National Commercial Services division revenues up 28 percent compared to last year

•	Executed on an expense reduction program to yield $40 million in annualized cost savings

•	Specialty Insurance segment pretax margin of 14.3 percent

Selected Financial Information

($ in millions, except per share data)

	For the Three Months Ended June 30
	2011	2010
Total revenues	$927.3	$969.9
Income before taxes	49.2	57.0
Net income	$32.3	$33.8
Net income per diluted share	0.30	0.32

Total revenues for the second quarter of 2011 were $927.3 million, a decline of 4 percent relative to the second quarter of 2010. Net income in the current quarter was $32.3 million, or 30 cents per diluted share, compared with net income of $33.8 million, or 32 cents per diluted share, in the second quarter of 2010. The current quarter results include net realized investment losses of $2.9 million, or 2 cents per diluted share, compared with net realized investment gains of $3.2 million, or 2 cents per diluted share, in the second quarter of 2010.

“We earned 30 cents per share in the second quarter, driven by strong results from our National Commercial Services division and continued actions to optimize the company’s cost structure,” said Dennis J. Gilmore, chief executive officer at First American Financial Corporation.

“Given the outlook for mortgage and real estate markets, we executed on an expense reduction program that is expected to yield $40 million in annualized cost savings beginning in the third quarter. The program is primarily directed toward shared service functions in the Title segment.

“Going forward, we will continue to focus on operational efficiency and on maintaining a conservative balance sheet while we pursue opportunities for organic growth and strategic investment in our core business.”

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First American Financial Reports Results for the Second Quarter of 2011

Title Insurance and Services

($ in millions, except average revenue per order)

	For the Three Months Ended June 30
	2011	2010
Total revenues	$857.3	$901.6
Income before taxes	$56.9	$60.9
Pretax margin	6.6%	6.8%
Direct open orders	302,400	361,000
Direct closed orders	215,600	263,200
Commercial*
Total revenues	$84.5	$66.2
Open orders	18,200	15,500
Closed orders	9,500	8,100
Average revenue per order	$7,400	$6,800

*	Includes commercial activity from the National Commercial Services division only

Total revenues for the Title Insurance and Services segment were $857.3 million, a 5 percent decline from the same quarter of 2010. The lower total revenues were driven by a decline in both direct and agent title premiums and lower net realized investment gains, partly offset by higher information and other revenues. Direct premiums and escrow fees were down 8 percent, compared to the second quarter of 2010, due to an 18 percent decline in the number of direct title orders closed in the quarter that was partly offset by higher average revenue per order. Average revenue per direct title order was $1,548, an increase of 12 percent, compared with the second quarter of 2010, primarily due to a change in the mix toward higher-premium commercial transactions. Agent premiums were lower by 4 percent in the current quarter, reflecting the normal reporting lag of approximately one quarter.

Information and other revenues were $157.4 million this quarter, up 3 percent as compared to the same quarter of last year, reflecting higher demand for title plant information and other non-insured title products. Total investment income was down 21 percent in the second quarter, or $4.6 million, compared to last year, as a result of net realized investment losses.

Personnel costs were $274.7 million in the second quarter, a decrease of $10.4 million, or 4 percent, compared with the second quarter of 2010. This decline was primarily due to a reduction in U.S. headcount, reduced incentive compensation and lower healthcare-related expenses, partially offset by higher severance costs. Total severance costs in the Title segment were $6.3 million as a result of the various expense management efforts completed in the quarter, compared with $1.5 million in the second quarter of 2010.

Other operating expenses were $179.4 million in the second quarter, down $5.5 million, or 3 percent, compared with the second quarter of 2010. This decrease is primarily due to reduced office-related expense resulting from the consolidation and closure of title offices and a reduction in consulting expenses. These reductions were partially offset by an increase in production-related expenses in the company’s commercial and default businesses and by higher legal expenses.

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First American Financial Reports Results for the Second Quarter of 2011

The provision for policy losses and other claims was $40.3 million in the second quarter, or 5.9 percent of title premiums and escrow fees, down $9.0 million compared with the same quarter of the prior year. The current quarter rate of 5.9 percent reflects an ultimate loss rate of 6.0 percent for the current policy year, and minor favorable development for prior policy years.

Pretax income for the Title Insurance and Services segment was $56.9 million in the second quarter, compared with $60.9 million in the second quarter of 2010, or a decrease of 7 percent. Pretax margin was 6.6 percent in the current quarter, compared with 6.8 percent in the second quarter of 2010.

Specialty Insurance

($ in millions)

	For the Three Months Ended June 30
	2011	2010
Total revenues	$71.6	$70.9
Income before taxes	$10.2	$10.6
Pretax margin	14.3%	15.0%

Total revenues for the Specialty Insurance segment were $71.6 million in the second quarter of 2011, an increase of 1 percent, compared with the second quarter of 2010. Pretax margin was 14.3 percent, down from 15.0 percent in the second quarter of 2010. The overall loss ratio in the Specialty Insurance segment was 54 percent in the current quarter, compared with 49 percent in the prior year.

Teleconference/Webcast

First American’s second quarter results will be discussed in more detail on Thursday, July 28, 2011, at 11 a.m. ET, via teleconference. The toll-free dial-in number is (866) 803-2143. Callers from outside the United States may dial (210) 795-1098. The pass code for the event is “First American.”

The live audio webcast of the call will be available on First American’s website at www.firstam.com/investor. An audio replay of the conference call will be available through Aug. 5, 2011, by dialing (203) 369-1939. An audio archive of the call will also be available on First American’s investor website.

About First American

First American Financial Corporation (NYSE: FAF) is a leading provider of title insurance and settlement services to the real estate and mortgage industries, that traces its heritage back to 1889. First American and its affiliated companies also provide title plant management services; title and other real property records and images; valuation products and services; home warranty products; property and casualty insurance; and banking, trust and investment advisory services. With revenues of $3.9 billion in 2010, the company offers its products and services directly and through its agents and partners in all 50 states and abroad. More information about the company can be found at www.firstam.com.

Website Disclosure

First American posts information of interest to investors at www.firstam.com/investor. This includes opened and closed title insurance order counts for its direct title insurance operations, which are posted approximately 15 days after the end of each month.

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First American Financial Reports Results for the Second Quarter of 2011

Forward-Looking Statements

Certain statements made in this press release and the related management commentary and responses to investor questions, including but not limited to those related to expense management and anticipated savings, continued focus on operational efficiency, maintenance of a conservative balance sheet, pursuit of organic growth and strategic investment in our core businesses, the outlook for our commercial business, and closed orders trends, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; changes in the performance of the real estate markets; volatility in the capital markets; unfavorable economic conditions; impairments in the company’s goodwill or other intangible assets; changes in measures of the strength of the company’s title insurance underwriters, including ratings and statutory surpluses; failures at financial institutions where the company deposits funds; changes in applicable government regulations; heightened scrutiny by legislators and regulators of the company’s Title Insurance and Services segment and certain other of the company’s businesses; reform of government-sponsored mortgage enterprises; limitations on access to public records and other data; regulation of title insurance rates; inability of the company’s subsidiaries to pay dividends or repay funds; expenses of and funding obligations to the pension plan; weakness in the commercial real estate market and increases in the amount or severity of commercial real estate transaction claims; material variance between actual and expected claims experience; systems interruptions and intrusions, wire transfer errors or unauthorized data disclosures; inability to realize the benefits of the company’s offshore strategy; product migration; increases in the size of the company’s customers; losses in the company’s investment portfolio; and other factors described in the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2011, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Media Contact:	Investor Contact:
Carrie Navarifar Corporate Communications First American Financial Corporation (714) 250-3298	Craig Barberio Investor Relations First American Financial Corporation (714) 250-5214

(Additional Financial Data Follows)

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First American Financial Reports Results for the Second Quarter of 2011

First American Financial Corporation

Summary of Consolidated Financial Results and Selected Information

(in thousands, except per share amounts and title orders)

(unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2011	2010	2011	2010
Total revenues	$927,343	$969,924	$1,859,043	$1,878,349
Income before income taxes	$49,215	$56,995	$25,766	$81,535
Income tax expense	17,068	22,855	8,860	33,666

Net income	32,147	34,140	16,906	47,869
Less: Net income attributable to noncontrolling interests	(194)	307	(100)	267

Net income attributable to the Company	$32,341	$33,833	$17,006	$47,602

Net income per share attributable to stockholders:
Basic	$0.31	$0.33	$0.16	$0.46
Diluted	$0.30	$0.32	$0.16	$0.45

Cash dividends per share	$0.06	$0.06	$0.12	$0.06

Weighted average common shares outstanding:
Basic	105,222	104,014	104,953	104,010
Diluted	106,838	106,128	106,802	106,124

Selected Title Information

Title orders opened	302,400	361,000	589,500	702,500

Title orders closed	215,600	263,200	441,200	506,300

Paid title claims	$80,257	$81,019	$161,614	$150,666

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First American Financial Reports Results for the Second Quarter of 2011

First American Financial Corporation

Selected Balance Sheet Information

(in thousands)

(unaudited)

	June 30, 2011	December 31, 2010
Cash and cash equivalents	$600,695	$728,746
Investment portfolio	2,767,583	2,648,818
Goodwill and other intangible assets	877,849	882,081
Total assets	5,784,087	5,821,826
Reserve for claim losses	1,083,946	1,108,238
Notes payable	286,205	293,817
Total stockholders’ equity	2,014,539	1,980,017

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First American Financial Reports Results for the Second Quarter of 2011

First American Financial Corporation

Segment Information

(in thousands)

(unaudited)

For the Three Months Ended June 30, 2011	Consolidated	Title Insurance	Specialty Insurance	Corporate (incl. Elims.)
Revenues
Direct premiums and escrow fees	$402,311	$333,837	$68,474	$—
Agent premiums	348,441	348,441	—	—
Information and other	157,377	157,376	—	1
Investment income	22,094	19,499	2,567	28
Net realized investment (losses) gains*	(2,880)	(1,832)	605	(1,653)

	927,343	857,321	71,646	(1,624)

Expenses
Personnel costs	295,468	274,745	12,787	7,936
Premiums retained by agents	279,812	279,812	—	—
Other operating expenses	194,758	179,424	9,377	5,957
Provision for policy losses and other claims	77,237	40,267	36,970	—
Depreciation and amortization	18,867	16,952	1,077	838
Premium taxes	9,913	8,707	1,206	—
Interest	2,073	536	5	1,532

	878,128	800,443	61,422	16,263

Income (loss) before income taxes	$49,215	$56,878	$10,224	$(17,887)

For the Three Months Ended June 30, 2010	Consolidated	Title Insurance	Specialty Insurance	Corporate (incl. Elims.)
Revenues
Direct premiums and escrow fees	$431,574	$363,271	$68,303	$—
Agent premiums	362,640	362,640	—	—
Information and other	153,450	153,450	—	—
Investment income	19,096	18,695	3,037	(2,636)
Net realized investment gains (losses)*	3,164	3,566	(408)	6

	969,924	901,622	70,932	(2,630)

Expenses
Personnel costs	300,771	285,103	13,920	1,748
Premiums retained by agents	292,298	292,298	—	—
Other operating expenses	203,637	184,969	10,114	8,554
Provision for policy losses and other claims	83,004	49,276	33,728	—
Depreciation and amortization	20,120	18,264	1,442	414
Premium taxes	9,258	8,149	1,109	—
Interest	3,841	2,644	5	1,192

	912,929	840,703	60,318	11,908

Income (loss) before income taxes	$56,995	$60,919	$10,614	$(14,538)

*	Includes other-than-temporary impairment (OTTI) losses recorded in earnings.

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First American Financial Reports Results for the Second Quarter of 2011

First American Financial Corporation

Segment Information

(in thousands)

(unaudited)

For the Six Months Ended June 30, 2011	Consolidated	Title Insurance	Specialty Insurance	Corporate (incl. Elims.)
Revenues
Direct premiums and escrow fees	$765,321	$630,855	$134,466	$—
Agent premiums	748,362	748,362	—	—
Information and other	306,219	306,216	—	3
Investment income	42,865	36,581	5,075	1,209
Net realized investment (losses) gains*	(3,724)	(3,255)	936	(1,405)

	1,859,043	1,718,759	140,477	(193)

Expenses
Personnel costs	580,631	538,308	24,390	17,933
Premiums retained by agents	599,799	599,799	—	—
Other operating expenses	383,283	351,983	19,217	12,083
Provision for policy losses and other claims	206,749	136,642	70,107	—
Depreciation and amortization	37,966	34,119	2,093	1,754
Premium taxes	18,956	16,747	2,209	—
Interest	5,893	2,847	9	3,037

	1,833,277	1,680,445	118,025	34,807

Income (loss) before income taxes	$25,766	$38,314	$22,452	$(35,000)

For the Six Months Ended June 30, 2010	Consolidated	Title Insurance	Specialty Insurance	Corporate (incl. Elims.)
Revenues
Direct premiums and escrow fees	$794,215	$660,274	$133,941	$—
Agent premiums	736,632	736,632	—	—
Information and other	298,118	298,118	—	—
Investment income	43,972	37,964	6,181	(173)
Net realized investment gains (losses)*	5,412	6,254	(414)	(428)

	1,878,349	1,739,242	139,708	(601)

Expenses
Personnel costs	583,958	546,178	27,453	10,327
Premiums retained by agents	593,866	593,866	—	—
Other operating expenses	399,946	365,273	21,546	13,127
Provision for policy losses and other claims	153,986	88,649	65,337	—
Depreciation and amortization	40,373	36,167	3,145	1,061
Premium taxes	18,522	16,447	2,075	—
Interest	6,163	4,503	11	1,649

	1,796,814	1,651,083	119,567	26,164

Income (loss) before income taxes	$81,535	$88,159	$20,141	$(26,765)

*	Includes other-than-temporary impairment (OTTI) losses recorded in earnings.

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